SECURITIES AND EXCHANGE COMMISSION

			Washington, DC 20549
			----------------------------

			     FORM 8-K/A

			   CURRENT REPORT

		PURSUANT TO SECTION 13 OR 15(d) OF THE
		    SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):	MARCH 14, 1996



		   BOSTON SCIENTIFIC CORPORATION
        (Exact name of registrant as specified in charter)



DELAWARE		1-11083			04-2695240
(State or other		(Commission			(IRS employer
 jurisdiction of	file number)			 identification no.)
 incorporation)



One Boston Scientific Place, Natick, Massachusetts		01760-1537
(Address of principal executive offices)			(Zip code)



Registrant's telephone number, including area code:		(508) 650-8000


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The information provided in this Current Report on Form 8-K/A supplements the information provided in the Current Report on Form 8-K of Boston Scientific Corporation dated March 14, 1996 (the "Original 8-K") filed with the Securities and Exchange Commission on March 29, 1996.
Except as otherwise noted herein, the content of such Original 8-K shall remain unmodified.


Item 7.		Financial Statements, Pro Forma Financial Information and Exhibits

		Exhibits

		Exhibit Number	Description

		*2.1			Purchase Agreement by and between Boston
					Scientific Corporation and American Home
					Products Corporation dated January 25, 1996.



		*	Confidential Treatment was requested and
			subsequently withdrawn with respect to certain sections of this exhibit. Filed herewith is an unredacted version of this exhibit.

	SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   June 17, 1996		    	 By:	/s/  Lawrence C. Best
						---------------------------
						Lawrence C. Best
						Senior Vice President -
						Finance and Administration
						and Chief Financial Officer